Exhibit 23.1

Vavrinek, Trine, Day & Co., LLP

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 23, 2018, with respect to the consolidated financial statements of BayCom Corp, which are included in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
April 26, 2018